Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Fourth Quarter

and Full Year 2016 Financial Results

ATLANTA, February 28, 2017 — PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the fourth quarter and year ended December 31, 2016.

“I am pleased to report a very solid quarter, with revenue from continuing operations growing 15.0% and adjusted EBITDA increasing 13.8% on a constant dollar basis compared to the same period in 2015. Our largest business, retail recovery audit, grew 17.3%, which is the third consecutive quarter of year over year constant dollar revenue growth,” said Ron Stewart, president and chief executive officer.

“2016 was a watershed year for the company, with 5.5% top line growth on a constant dollar basis in our continuing operations, the first year over year organic growth in more than ten years. This growth was led by improvements in processes and technology in our core recovery audit business, reversing the long term trend of revenue decline,” continued Stewart.

“We believe that this momentum, coupled with the successful closing of the Cost & Compliance Associates and Lavante acquisitions, positions us well for further growth in 2017,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended December 31, 2016

Consolidated revenue from continuing operations for the fourth quarter of 2016 was $39.2 million, compared to $35.0 million for the same period last year. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue increased by 15.0% in 2016, compared to the same period in 2015. On a constant dollar basis, revenue from the Recovery Audit Services - Americas segment increased 10.4% in the fourth quarter of 2016 compared to the same period in 2015. On a constant dollar basis, revenue from the Recovery Audit Services – Europe/Asia-Pacific segment increased 29.0% for the fourth quarter of 2016 compared to the same period in 2015. On a constant dollar basis, revenue from the Adjacent Services segment, including the Lavante SIM business, increased 15.1% for the fourth quarter of 2016 compared to the same period in 2015.

Total cost of revenue from continuing operations for the fourth quarter of 2016 was $23.8 million, or 60.9% of revenue, compared to $22.4 million, or 64.0% of revenue, in the same period last year, for a 4.8% improvement as a percentage of revenue.

SG&A expenses from continuing operations for the fourth quarter of 2016 were $11.0 million, compared to $6.9 million in the prior year period. The increase in SG&A expenses was primarily attributable to investments in sales personnel, increased incentive compensation related to the higher year over year revenue, increased stock compensation, Lavante operating costs that were not in the prior year, and US healthcare insurance benefit costs.

Consolidated net income from continuing operations for the fourth quarter of 2016 was $0.2 million, or $0.01 per basic and diluted share, compared to a net income of $4.8 million, or $0.19 per basic and diluted share, for the same period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the fourth quarter of 2016 was $6.3 million, or 16.2% of revenue, compared to Adjusted EBITDA of $5.5 million, or 15.7% of revenue, in the fourth quarter 2015. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Year Ended December 31, 2016

Consolidated revenue from continuing operations for the year ended December 31, 2016, was $140.8 million, compared to $138.3 million for the prior year. On a constant dollar basis, revenue increased 4.5%, compared to the prior year. On a constant dollar basis, revenue from the Recovery Audit Services - Americas segment increased 3.9% in the year ended December 31, 2016, compared to the prior year results. On a constant dollar basis, revenue from the Recovery Audit Services – Europe/Asia-Pacific segment increased 9.6% for 2016 compared to the prior year. As reported, revenue from the Adjacent Services segment declined $1.4 million for 2016 compared to the prior year.

Total cost of revenue from continuing operations for the year ended December 31, 2016, was $91.3 million, or 64.8% of revenue, compared to $93.2 million, or 67.4% of revenue, in the prior year, representing a 3.8% improvement as a percentage of revenue.

SG&A expenses from continuing operations for the year ended December 31, 2016, were $39.4 million, compared to $32.3 million in the prior year. The increase in SG&A expenses was primarily attributable to investments in sales personnel, increased incentive compensation related to the higher year over year revenue, increased stock compensation, costs associated with acquisitions, Lavante operating costs that were not in the prior year, and US healthcare insurance benefit costs.

Consolidated net income from continuing operations for the year ended December 31, 2016, was $2.2 million, or $0.10 per basic and diluted share, compared to net income of $1.5 million, or $0.06 per basic and diluted share, for the prior year.

Adjusted EBITDA from continuing operations for the year ended December 31, 2016, was $16.6 million, or 11.8% of revenue, compared to Adjusted EBITDA from continuing operations of $18.0 million, or 13.0% of revenue, for the prior year. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the fourth quarter of 2016 was $3.9 million, compared to $1.1 million in the fourth quarter of the prior year. Net cash provided by operating activities for the year ended December 31, 2016, was $10.1 million, compared to $13.4 million for the prior year.

At December 31, 2016, the Company had unrestricted cash and cash equivalents of $15.7 million, and borrowings of $3.6 million against its $20.0 million revolving credit facility.

Stock Repurchase Program

Since the February 2014 announcement of the Company’s stock repurchase program, as of December 31, 2016, the Company has repurchased 8.6 million shares, or 28.7% of its common stock outstanding on the date of the announcement. In December 2016, the Company’s Board of Directors approved a $10 million increase (to $60 million) in the program and extended the duration of the program to December 31, 2017. The Company repurchased approximately 0.9 million shares of its outstanding common stock for an aggregate cost of $3.8 million in the year ended December 31, 2016. As of February 24, 2017, the Company had approximately 21.9 million shares of common stock outstanding.

Fourth Quarter Earnings Call

As previously announced, management will hold a conference call later this morning at 8:30 AM (Eastern time) to discuss the Company’s fourth quarter and annual 2016 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 76562548.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through March 31, 2017. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 20% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, the Company’s expectations regarding the anticipated benefits from its recently announced acquisitions, and the Company’s investments and improvements in processes and technology in its core recovery audit business. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2016. The Company disclaims any obligation or duty to update or modify these forward-looking statements

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Revenue	$39,183	$34,957	$140,844	$138,302
Operating expenses:
Cost of revenue	23,855	22,384	91,299	93,169
Selling, general and administrative expenses	11,048	6,871	39,399	32,284
Depreciation of property and equipment	1,209	1,489	5,033	5,317
Amortization of intangible assets	650	441	1,832	2,458

Total operating expenses	36,762	31,185	137,563	133,228

Operating income (loss)	2,421	3,772	3,281	5,074
Foreign currency transaction (gains) losses on short-term intercompany balances	1,060	235	84	2,165
Interest expense (income), net	(98)	(87)	(153)	(190)
Other (income) loss	19	(421)	(121)	1,191

Income (loss) from continuing operations before income taxes	1,440	4,045	3,471	1,908

Income tax expense(benefit)	1,263	(803)	1,242	369

Net income (loss) from continuing operations	$177	4,848	$2,229	$1,539

Discontinued operations:
Income (loss) from discontinued operations	(410)	(2,804)	(1,324)	(4,765)
Other (income) loss	—	—	—	—
Income tax expense (benefit)	—	—	—	—

Net income (loss) from discontinued operations	(410)	(2,804)	(1,324)	(4,765)
Net income (loss)	$(233)	$2,044	$905	$(3,226)

Basic earnings (loss) per common share:
Basic from continuing operations	$0.01	$0.19	$0.10	$0.06
Basic from discontinued operations	$(0.02)	$(0.11)	$(0.06)	$(0.18)

Total basic earnings (loss) per common share	$(0.01)	$0.08	$0.04	$(0.12)

Diluted earnings (loss) per common share:
Diluted from continuing operations	$0.01	$0.19	$0.10	$0.06
Diluted from discontinued operations	$(0.02)	$(0.11)	$(0.06)	$(0.18)

Total diluted earnings (loss) per common share	$(0.01)	$0.08	$0.04	$(0.12)

Weighted average common shares outstanding:
Basic	21,857	25,433	21,969	25,868

Diluted	21,924	25,458	22,016	25,904

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$15,723	$15,122
Restricted cash	47	48
Receivables:
Contract receivables, net	31,464	28,543
Employee advances and miscellaneous receivables, net	2,184	1,740

Total receivables	33,648	30,283
Prepaid expenses and other current assets	3,363	2,323

Total current assets	52,781	47,776
Property and equipment, net	12,236	11,580
Goodwill	13,823	11,810
Intangible assets, net	10,998	6,684
Deferred income taxes	2,269	1,361
Other assets	1,367	1,180

Total assets	$93,474	$80,391

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,299	$6,005
Accrued payroll and related expenses	13,868	11,278
Refund liabilities and deferred revenue	9,230	8,852
Short-term debt	3,600	—
Other current liabilities	2,078	—

Total current liabilities	36,075	26,135
Other long-term liabilities	5,009	1,841

Total liabilities	41,084	27,976

Shareholders’ equity:
Common stock	218	227
Additional paid-in capital	575,118	575,532
Accumulated deficit	(523,233)	(524,138)
Accumulated other comprehensive income	287	794

Total shareholders’ equity	52,390	52,415

Total liabilities and shareholders’ equity	$93,474	$80,391

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:
Net income (loss)	$(233)	$2,044	$905	$(3,226)
Income tax expense (benefit)	1,263	(803)	1,242	369
Interest expense (income), net	(98)	(87)	(153)	(190)

EBIT	932	1,154	1,994	(3,047)
Depreciation of property and equipment	1,210	1,494	5,047	5,352
Amortization of intangible assets	650	441	1,832	2,458

EBITDA	2,791	3,089	8,873	4,763
Foreign currency transaction (gains) losses on short-term intercompany balances	1,060	235	84	2,165
Transformation severance and related expenses	149	745	1,383	2,299
Loss on sale/disposal of assets	—	(421)	—	1,191
Other income/loss	19	—	(121)	—
Stock-based compensation	1,900	(604)	5,123	3,926

Adjusted EBITDA	$5,920	$3,044	$15,342	$14,344

Adjusted EBITDA from continuing operations	$6,329	$5,476	$16,598	$18,024

Adjusted EBITDA from discontinued operations	$(409)	$(2,432)	$(1,256)	$(3,680)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss	$(233)	$2,044	$905	$(3,226)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,862	1,935	6,879	7,810
Amortization of deferred debt costs	60	120	60	20
Loss on sale of assets	8	(381)	22	1,191
Deferred income taxes	614	(1,173)	(861)	(1,112)
Stock-based compensation expense	1,899	(604)	5,123	3,926
Foreign currency transaction (gains) losses on short-term intercompany balances	1,060	235	84	2,165
(Increase) decrease in receivables	(3,379)	(3,023)	(3,848)	5,635
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	2,571	(1,860)	3,823	(5,543)
Other, primarily changes in assets and liabilities	(518)	3,797	(2,069)	2,587

Net cash provided by operating activities	3,944	1,090	10,118	13,453

Cash flows from investing activities:
Business (acquisitions) divestitures, net	(3,669)	263	(3,669)	263
Purchases of property and equipment, net of disposals	(1,239)	(1,313)	(5,887)	(4,482)

Net cash used in investing activities	(4,908)	(1,050)	(9,556)	(4,219)

Cash flows from financing activities:
Borrowings under Line of Credit	3,600	—	3,600	—
Repurchase of common stock	(10)	(810)	(3,772)	(18,071)
Other, net	194	(55)	108	(321)

Net cash used in financing activities	3,784	(865)	(64)	(18,392)

Effect of exchange rates on cash and cash equivalents	(267)	274	103	(1,455)

Net increase (decrease) in cash and cash equivalents	2,553	(551)	601	(10,613)
Cash and cash equivalents at beginning of period	13,170	15,673	15,122	25,735

Cash and cash equivalents at end of period	$15,723	$15,122	$15,723	$15,122

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	Change	2016	2015	Change
Revenue
Recovery Audit Services - Americas	$27,453	$25,261	$2,192	$99,861	$97,009	$2,852
Recovery Audit Services - Europe/Asia-Pacific	10,652	8,957	1,695	37,335	36,264	1,071
Adjacent Services	1,078	739	339	3,648	5,029	(1,381)

Total	$39,183	$34,957	$4,226	$140,844	$138,302	$2,542

Cost of revenue
Recovery Audit Services - Americas	$15,969	$14,942	$1,027	$60,706	$60,214	$492
Recovery Audit Services - Europe/Asia-Pacific	6,145	6,497	(352)	24,802	25,424	(622)
Adjacent Services	1,741	945	796	5,791	7,531	(1,740)

Total	$23,855	$22,384	$1,471	$91,299	$93,169	$(1,870)

Selling, general and administrative expenses
Recovery Audit Services - Americas	$1,987	$1,912	$75	$8,421	$7,685	$736
Recovery Audit Services - Europe/Asia-Pacific	1,040	1,239	(199)	5,442	5,487	(45)
Adjacent Services	803	135	668	1,469	662	807
Corporate	7,218	3,585	3,633	24,067	18,450	5,617

Total	$11,048	$6,871	$4,177	$39,399	$32,284	$7,115

Depreciation of property and equipment
Recovery Audit Services - Americas	$887	$1,141	$(254)	$3,750	$4,036	$(286)
Recovery Audit Services - Europe/Asia-Pacific	150	193	(43)	529	647	(118)
Adjacent Services	171	155	16	755	634	121

Total	$1,209	$1,489	$(280)	$5,033	$5,317	$(284)

Amortization of intangible assets
Recovery Audit Services - Americas	$359	$409	$(50)	$1,477	$1,728	$(251)
Recovery Audit Services - Europe/Asia-Pacific	—	—	—	—	600	(600)
Adjacent Services	291	32	259	355	130	225

Total	$650	$441	$209	$1,832	$2,458	$(626)

Operating income (loss)
Recovery Audit Services - Americas	$8,252	$6,857	$1,395	$25,507	$23,346	$2,161
Recovery Audit Services - Europe/Asia-Pacific	3,316	1,028	2,288	6,562	4,106	2,456
Adjacent Services	(1,928)	(528)	(1,400)	(4,721)	(3,928)	(793)
Corporate	(7,218)	(3,585)	(3,633)	(24,067)	(18,450)	(5,617)

Total	$2,421	$3,772	$(1,351)	$3,281	$5,074	$(1,793)

Adjusted EBITDA
Recovery Audit Services - Americas	$9,497	$8,463	$1,034	$31,251	$29,431	$1,820
Recovery Audit Services - Europe/Asia-Pacific	3,495	1,542	1,953	7,403	5,942	1,461
Adjacent Services	(1,346)	(341)	(1,005)	(3,354)	(3,134)	(220)
Corporate	(5,318)	(4,188)	(1,130)	(18,702)	(14,215)	(4,487)

Total	$6,329	$5,476	$853	$16,598	$18,024	$(1,426)

*	The Recovery Audit Services - Americas segment represents recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.